Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-178005) of (i) our report dated December 10, 2012 relating to the consolidated financial statements of LRR Energy, L.P. and (ii) our report dated March 27, 2012 relating to the combined financial statements of Fund I (Predecessor), which appear in this Current Report on Form 8-K dated December 10, 2012.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
December 10, 2012